                                                                    EXHIBIT 1(b)


                           POST APARTMENT HOMES, L.P.
                         (a Georgia limited partnership)

                 $25,000,000 6.110% Notes due 2007 (the "Notes")


                                                            TERMS AGREEMENT




                              Dated: June 13, 2002

To:           Post Apartment Homes, L.P.
              4401 Northside Parkway, Suite 800
              Atlanta, Georgia 30327


Ladies and Gentlemen:

         We understand that Post Apartment Homes, L.P., a Georgia limited partnership (the "Operating Partnership"), proposes to issue and sell $25,000,000 aggregate principal amount of its Notes. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of the Notes opposite their names set forth below.



                                                            Principal Amount
                  Underwriter                                 of the Notes

Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated.......................         $25,000,000
                                                               ----------

                  Total..............................         $25,000,000
                                                              ===========

         The Notes shall have the terms included in the Prospectus Supplement dated June 13, 2002 and the Prospectus dated March 5, 2001 of the Operating Partnership and the following terms:


Title:                     6.110% Notes due 2007

Principal Amount
to be Issued:              $25,000,000

Current Ratings:           Baa2 by Moody's Investors Services, Inc.
                           BBB by Standard & Poor's Ratings Services

Interest rate:             6.110%

Stated maturity date:      June 18, 2007

Settlement Date and
Place:                     June 18, 2002, at the offices of Hogan & Hartson
                           L.L.P., 555 Thirteenth Street, N.W., Washington, D.C.
                           20004

Interest payment dates:    June 18 and December 18 of each year, commencing
                           December 18, 2002

Form: Book-entry global security registered in the name of a nominee of The Depository Trust Company

Regular record dates:      June 3 and December 3 of each year, commencing
                           December 3, 2002

Public Offering Price:     100% of the principal amount, plus accrued interest,
                           if any, from June 18, 2002

Purchase Price:            99.400% of the principal amount, plus accrued interest,
                           if any, from June 18, 2002

         All of the provisions contained in the document attached as Annex I entitled "POST APARTMENT HOMES, L.P.-- Debt Securities-- Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

                  Please accept this offer no later than 11:00 o'clock A.M. (New York City time) on June 13, 2002 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED




                                        By: /s/ Charles W. Hessel
                                           -------------------------------------
                                            Name:  Charles W. Hessel
                                            Title: Vice President






Accepted:

POST APARTMENT HOMES, L.P.

By:      POST GP HOLDINGS, INC., its
         general partner



         By:   /s/ R. Gregory Fox
               ----------------------------------
               Name: R. Gregory Fox
               Title: Executive Vice President
                      and Chief Financial Officer